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        AMENDMENT NO. 1 TO PROFESSIONAL BUSINESS MANAGEMENT AGREEMENT

     This Amendment No. 1 to Professional Business Management Agreement ("Amendment") is entered into as of June __, 2000 by and between Visionary MSO, Inc., a Delaware corporation ("Professional Business Manager"), and Hour Eyes Doctors of Optometry, P.C., a Virginia professional corporation formerly known as Dr. Samits' Hour Eyes Optometrist, P.C. (the "Practice").

                             W I T N E S S E T H:

     WHEREAS, Professional Business Manager and the Practice have previously entered into that certain Professional Business Management Agreement, dated September 30, 1997 (the "Professional Business Management Agreement"), by and between Professional Business Manager and the Practice, whereby Professional Business Manager provides certain services to the Practice;

     WHEREAS, Professional Business Manager and the Practice desire to amend the Professional Business Management Agreement; and

     WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Professional Business Management Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

     1. AMENDMENT TO SECTION 2.6. Section 2.6 of the Professional Business Management Agreement shall be amended to delete clauses (ii) and
(iii) from the proviso in the next to last sentence of Section 2.6. After giving effect to such amendment, Section 2.6 shall read in its entirety as follows:

            "2.6     FORMATION AND OPERATION OF THE PRACTICE ADVISORY
     COUNCIL. The Parties hereby establish a Practice Advisory Council which shall be responsible for advising Professional Business Manager and the Practice with respect to developing the Office and implementing management and administrative policies for the overall operation of the Office and for providing dispute resolution on certain matters. The Practice Advisory Counsel shall consist of six
     (6) members. Professional Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory council or may have one (1) member with two (2) votes. The Practice shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one (1) member with two (2) votes. Retail Business Manager shall designate, in its sole discretion, two (2) members of the Practice Advisory Council or may have one member with two (2) votes. The Practice Advisory Council members selected by the Practice shall be full-time Professional employees of the Practice. Each Party's representatives to the Practice Advisory Council shall have the authority to make decisions on behalf of the respective Party. Except as may otherwise be provided, the act of a majority of the members of the Practice Advisory Council shall be the act of the Practice Advisory Council, provided that the affirmative vote of the Practice member(s) shall be required on all votes of the Practice Advisory Council. The decisions, resolutions, actions, or recommendations of the Practice Advisory Council shall be implemented by Professional Business Manager, Retail Business Manager or the Practice, as appropriate."



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     2.     NO FURTHER MODIFICATION. Except as hereby amended, the
Professional Business Management Agreement shall remain in full force and effect without modification or change, and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, devisees, assigns, legal representatives, executors and administrators.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Professional Business Manager and the Practice have caused this Amendment to be executed by their authorized officers as of the date first above written.


                                        VISIONARY MSO, INC.,



                                        By:
                                           ----------------------------------
                                           Alan E. Wiley, Executive
                                           Vice-President


                                        HOUR EYES DOCTORS OF OPTOMETRY, P.C.



                                        By:
                                           ----------------------------------
                                           Daniel Poth, O.D., President




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